Exhibit 99.3

LETTER TO BROKERS, DEALERS

COMMERCIAL BANKS, TRUST COMPANIES

AND OTHER NOMINEES

Offer by

INVITAE CORPORATION

to Exchange

Each Outstanding Series F Warrant of

COMBIMATRIX CORPORATION

for Shares of Common Stock of

INVITAE CORPORATION

THE EXCHANGE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME, AT THE END OF                , 2017, UNLESS THE EXCHANGE OFFER IS EXTENDED. SERIES F WARRANTS OF COMBIMATRIX CORPORATION TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

            , 2017

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Invitae Corporation, a Delaware corporation (“Invitae”), has offered to exchange each outstanding Series F warrant (the “CombiMatrix Series F Warrants”) to acquire one share of common stock of CombiMatrix Corporation (“CombiMatrix”) validly tendered and not withdrawn in the offer, for 0.3056 of a share of Invitae common stock, subject to the terms and conditions described in the prospectus/offer to exchange filed on                , 2017 with the Securities and Exchange Commission (the “Prospectus”) and in the accompanying Letter of Transmittal (which, together, as each may be amended, supplemented, or otherwise modified from time to time, constitute the “Exchange Offer”) enclosed herewith.

Invitae is asking you to contact those of your clients for whose accounts you hold CombiMatrix Series F Warrants registered in your name or in the name of your nominee to obtain instruction with respect to the Exchange Offer and to furnish copies of the enclosed materials to such clients. Please note that exchange of CombiMatrix Series F Warrants will be made only after timely receipt by American Stock Transfer & Trust Company, LLC (the “Exchange Agent”) of (1) certificates for such CombiMatrix Series F Warrants or a confirmation of a book-entry transfer of such CombiMatrix Series F Warrants into the Exchange Agent’s account at the Depository Trust Company, (2) a properly completed and duly executed Letter of Transmittal, or an agent’s message (as defined in the Letter of Transmittal) in connection with a book-entry transfer, and (3) any other required documents.

As discussed in the Prospectus, the Exchange Offer is not being made in any jurisdiction where the Exchange Offer would be illegal under the laws of such jurisdiction. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Invitae, the Exchange Agent, or the Information Agent for purposes of the Exchange Offer.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME, AT THE END OF                , 2017, UNLESS THE EXCHANGE OFFER IS EXTENDED.

Enclosed herewith for your information and forwarding to your clients for whom you hold CombiMatrix Series F Warrants registered in your name or in the name of your nominee are copies of the following documents:

1.	The Prospectus.

2.	The Letter of Transmittal for your use in accepting the Exchange Offer and tendering CombiMatrix Series F Warrants and for the information of your clients. Manually signed copies of the Letter of Transmittal may be used to tender CombiMatrix Series F Warrants.

3.	The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates evidencing the CombiMatrix Series F Warrants are not immediately available, or if you cannot deliver the certificates and all other required documents to the Exchange Agent prior to the Expiration Date (as defined below) or complete the procedure for book-entry transfer on a timely basis.

4.	A form of the letter which may be sent to your clients for whose accounts you hold CombiMatrix Series F Warrants registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

5.	Substitute Internal Revenue Service Form W-9 (included with the Letter of Transmittal).

6.	A return envelope addressed to American Stock Transfer & Trust Company, LLC.

Please note the following:

1.	The consideration for each Series F Warrant to acquire one share of common stock of CombiMatrix is 0.3056 of a share of Invitae common stock (the “Warrant Exchange Ratio”). The Warrant Exchange Ratio was calculated as the quotient (rounded to the nearest ten-thousandth) obtained by dividing $2.90 by the average closing price of $9.491 for shares of Invitae common stock on the NYSE for the immediately preceding period of 30 trading days prior to July 31, 2017, the date of the Agreement and Plan of Merger by and among Invitae, Coronado Merger Sub, Inc. (“Merger Sub”), and CombiMatrix (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into CombiMatrix, with CombiMatrix surviving the merger as a wholly-owned subsidiary of Invitae.

2.	The Exchange Offer is being made for all outstanding CombiMatrix Series F Warrants.

3.	The Exchange Offer and withdrawal rights will expire at 12:00 midnight, New York time, at the end of , 2017, unless the Exchange Offer is extended (as extended, the “Expiration Date”).

4.	The Exchange Offer is conditioned upon, among other things, there having been validly tendered, and not withdrawn prior to the Expiration Date, a number of CombiMatrix Series F Warrants that constitutes at least 90% of the CombiMatrix Series F warrants outstanding immediately prior to the date of the Merger Agreement. Other conditions to the Exchange Offer are described in the Prospectus. See the section of the Prospectus entitled “The Offer — Conditions of the Offer.”

5.	A holder of CombiMatrix Series F Warrants who fails to complete and sign the Substitute Internal Revenue Service Form W-9 included in the Letter of Transmittal (or obtain and complete an appropriate IRS Form W-8, in the case of a foreign warrant holder) may be subject to a required federal backup withholding tax on any payment to the warrant holder pursuant to the Exchange Offer.

6.

Tendering holders may receive Invitae common stock at different times depending upon when certificates evidencing the CombiMatrix Series F Warrants or book-entry confirmations with respect to the CombiMatrix Series F Warrants and all other required documents are actually received by the Exchange Agent. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE SHARES OF INVITAE COMMON STOCK OR ANY CASH PAID IN LIEU OF FRACTIONAL SHARES

THAT INVITAE PAYS IN THE EXCHANGE FOR THE COMBIMATRIX SERIES F WARRANTS, REGARDLESS OF ANY EXTENSION OF THE EXCHANGE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

7.	Any transfer taxes applicable to the transfer and sale of the CombiMatrix Series F Warrants to Invitae pursuant to the Exchange Offer will be paid by Invitae, except as otherwise provided in the Prospectus and the related Letter of Transmittal.

Invitae will not pay any commissions or fees to any broker, dealer or other person, other than fees to the Information Agent, the Exchange Agent and other persons described in the section of the Prospectus entitled “The Offer — Fees and Expenses,” for soliciting tenders of CombiMatrix Series F Warrants pursuant to the Exchange Offer.

Holders who wish to tender their CombiMatrix Series F Warrants, but whose certificates representing the CombiMatrix Series F Warrants are not immediately available or who cannot deliver their certificates representing the CombiMatrix Series F Warrants and all other required documents to the Exchange Agent prior to the Expiration Date, or who cannot comply with the procedure for book-entry transfer on a timely basis, may tender their CombiMatrix Series F Warrants by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in the Letter of Transmittal and in the section of the Prospectus entitled “The Offer — Guaranteed Delivery.”

Any inquiries you may have with respect to the Exchange Offer should be addressed to, and additional copies of the enclosed material may be obtained from the Information Agent at the address and telephone numbers below (which address and telephone numbers are also set forth on the back cover of the Prospectus).

Very truly yours,

INVITAE CORPORATION

Information Agent:

ADVANTAGE PROXY, INC.

PO Box 13581

Des Moines, WA 98198

Telephone: (877) 870-8565 (toll free); (206) 870-8565 (collect)

Email: ksmith@advantageproxy.com

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF INVITAE, THE INFORMATION AGENT, OR THE EXCHANGE AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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